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                                                                   EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 21st Century Insurance Group (formerly 20th Century Industries) Restricted Shares Plan of our reports (a) dated January 22, 1999, with respect to the consolidated financial statements and schedule of 20th Century Industries in its Annual Report (Form 10-K) and (b) dated May 31, 1999 with respect to the financial statements and schedules of 20th Century Industries Savings and Security Plan included in the Plan's Annual Report (Form 11-K), both for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP


Los Angeles, California
January 12, 2000





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